UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):  October 29, 2012

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34818	77-0620426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Crescent Drive, Suite 200 Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

(310) 385-4000
(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.

On October 29, 2012, RealD Inc. (or the “Company”) issued a press release reporting its financial results for the three and six months ended September 21, 2012. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information contained in this report and the attached press release is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On October 29, 2012, the Company will conduct a properly noticed conference call to discuss its results of operations for the second quarter of fiscal 2013 and to answer any questions raised by the call’s audience.

Item 8.01      Other Events.

On October 29, 2012, the Company announced that it intends in future periods to convert from a 4-4-5 week quarterly accounting period to a calendar month end and calendar quarter end accounting period. Commencing in the current third quarter of fiscal 2013, the Company’s quarter would end on December 31, with subsequent quarters ending on March 31, June 30 and September 30. The Company’s fiscal year will continue to end in March.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated October 29, 2012, entitled “RealD Inc. Reports Financial Results for Second Quarter of Fiscal 2013.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RealD Inc.

By:	/s/ Craig Gatarz
Craig Gatarz
Executive Vice President, General Counsel and Secretary

Date: October 29, 2012